UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2022

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2022, SP Plus Corporation (the “Company”) announced that Kristopher Roy has transitioned out of the role of Principal Accounting Officer (“PAO”) of the Company, effective February 3, 2022. Mr. Roy will remain with the Company and continue as the Chief Financial Officer.

On February 7, 2022, the Company also announced that Gary T. Roberts has become the Company’s PAO, effective February 3, 2022. In addition, Mr. Roberts has been promoted to the Company’s Senior Vice President, Corporate Controller and Assistant Treasurer.

Mr. Roberts, 45, previously served as the Company’s Vice President, Corporate Controller from January 2020 to February 2022. Prior to joining the Company, Mr. Roberts was Vice President, Assistant Controller at RR Donnelley & Sons from October 2016 through January 2020, Director of Corporate Accounting at RR Donnelley & Sons from April 2011 through October 2016, and Manager of Financial Reporting at RR Donnelley & Sons from November 2008 through April 2011. Mr. Roberts is a Certified Public Accountant and earned his Bachelor of Arts in Accounting and a Bachelor of Arts in Finance from Indiana University.

There is no family relationship between Mr. Roberts and any director or executive officer of the Company and he has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION
(Registrant)

Date: February 7, 2022	By:	/s/ Ritu Vig
Ritu Vig
Chief Legal Officer and Secretary